Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Delivered a solid year in a dynamic environment, reflecting the durability of our franchise
●FY25 Reported EPS of $8.79
○Adjusted EPS (non-GAAP) of $9.53, up 1%
●FY25 Net sales of $8.9 billion, up 1%
○Sales change ex. currency (non-GAAP) comparable to prior year
○Sales on an organic basis (non-GAAP) comparable to prior year
●4Q25 Reported EPS of $2.15
○4Q25 Adjusted EPS of $2.45, up 3%
●4Q25 Net sales of $2.3 billion, up 4%
○Sales change ex. currency up 1%
○Sales on an organic basis comparable to prior year
●1Q26 Reported EPS guidance of $2.27 to $2.33
○Adjusted EPS guidance of $2.40 to $2.46

MENTOR, Ohio, February 4, 2026 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended December 31, 2025. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.
“We delivered solid full-year results in 2025, with adjusted EPS of $9.53, reflecting the durability of our business model in a dynamic environment. Despite tariff-related impacts and softer consumer volumes, our team successfully leveraged our proven productivity playbook to maintain an adjusted EBITDA margin of 16.4% and generate over $700 million in adjusted free cash flow,” said Deon Stander, president and CEO.

“Throughout the year, we made consistent progress advancing our key strategies, notably driving outsized growth in high-value categories, which now represent approximately 45% of our total revenue, as well as continuing to advance our differentiation by accelerating innovation outcomes across the enterprise. We continued to demonstrate disciplined capital allocation, balancing organic investments and the strategic acquisition of Taylor Adhesives with the return of roughly $860 million to our shareholders.
“Once again, I extend my gratitude to our agile and talented team. Their unwavering commitment to excellence and focus on our strategic priorities have positioned us well to deliver GDP-plus growth and top-quartile returns through the cycle.”
Fourth Quarter 2025 Results by Segment
Materials Group
●Reported sales increased 5.1% to $1.5 billion. Sales were up 0.3% ex. currency and down 0.9% on an organic basis.
○Low single digit volume/mix growth was more than offset by deflation-related price reductions.
○High-value categories up low single digits, which includes Intelligent Labels up high single digits, and base categories down low single digits
○Graphics and Reflectives up low single digits; Performance Materials comparable to prior year
●Reported operating margin was 12.8%.
○Adjusted operating margin (non-GAAP) of 14.2%, down 60 basis points
○Adjusted EBITDA margin (non-GAAP) was 16.6%, down 40 basis points, as higher employee-related costs were partially offset by benefits from productivity.
Solutions Group
●Reported sales increased 1.5% to $724 million. Sales were up 1.3% ex. currency and on an organic basis.
○Sales in high-value categories were up high single digits.
●Intelligent labels up low single digits
●Embelex up high single digits
●Vestcom up more than 10%
○Sales down mid-single digits in base solutions
●Reported operating margin was 8.5%.
○Adjusted operating margin of 11.2%, down 20 basis points

○Adjusted EBITDA margin was 17.8%, comparable to prior year as benefits from productivity were offset by higher employee-related costs and growth investments.
Other
Balance Sheet and Capital Deployment
During the fourth quarter, the company returned $191 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.7 million shares, with payments for share repurchases totaling $119 million.
During 2025, the company returned $861 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 3.2 million shares, with payments for share repurchases totaling $572 million. Net of dilution from long-term incentive awards, the company’s share count was down 2.9 million compared to the same time last year.
The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong and its net debt to adjusted EBITDA ratio (non-GAAP) was 2.4x at the end of the fourth quarter.
Income Taxes
The company’s reported effective tax rate was 19.9% in the fourth quarter and 25.6% for the full year. The adjusted tax rate (non-GAAP) was 23.6% in the fourth quarter and 25.5% for the full year.
Cost Reduction Actions
During 2025, the company realized more than $60 million in pre-tax savings from restructuring actions and incurred approximately $47 million in pre-tax restructuring charges.
Guidance
In its supplemental presentation materials, “Fourth Quarter and Full Year 2025 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its financial results. Based on the factors listed and other assumptions, the company expects first quarter 2026 reported earnings per share of $2.27 to $2.33.
Excluding the estimated $0.13 per share impact of restructuring charges and other items, the company expects first quarter 2026 adjusted earnings per share of $2.40 to $2.46.
For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2025 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison
Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company. We are Making Possible™ products and solutions that help advance the industries we serve, providing branding and information solutions that optimize labor and supply chain efficiency, reduce waste and mitigate loss, advance sustainability, circularity and transparency and better connect brands and consumers. We design and develop labeling and functional materials, radio-frequency identification (RFID) inlays and tags, software applications that connect the physical and digital and offerings that enhance branded packaging and carry or display information that improves the customer experience. Serving industries worldwide — including home and personal care, apparel, general retail, e-commerce, logistics, food and grocery, pharmaceuticals and automotive — we employ approximately 35,000 employees in nearly 60 countries. Our reported sales in 2025 were $8.9 billion. Learn more at www.averydennison.com.
# # #
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impact on underlying demand for our products from global economic conditions, tariffs, geopolitical uncertainty, and changes in environmental standards, regulations and preferences; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●International Operations – worldwide economic, social, geopolitical and market conditions; changes in geopolitical conditions, including those related to trade relations and tariffs, China, the Russia-Ukraine war, the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets
●Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; environmental regulations and sustainability trends; the impact of competitive products and pricing; the execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; the financial condition of distributors; outsourced manufacturers; product and service quality claims; restructuring and other cost reduction actions; our ability to generate sustained productivity improvement and our ability to achieve and sustain targeted cost reductions; the timely development and market acceptance of new products, including sustainable or sustainably-sourced products; our investment in development activities and new production facilities; the collection of receivables from customers; and our sustainability and governance practices
●Information Technology – disruptions in information technology systems; cybersecurity events or other security breaches; and successful installation of new or upgraded information technology systems
●Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; and the realization of deferred tax assets
●Human Capital – recruitment and retention of employees and collective labor arrangements
●Our Indebtedness – our ability to obtain adequate financing arrangements and maintain access to capital; credit rating risks; fluctuations in interest rates; and compliance with our debt covenants
●Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●Legal and Regulatory Matters – protection and infringement of our intellectual property; the impact of legal and regulatory proceedings, including with respect to compliance and anti-corruption, environmental, health and safety, and trade compliance
●Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2025, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.
For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.
Contacts:
William Gilchrist
Vice President, Investor Relations
investorcom@averydennison.com

Kristin Robinson
Vice President, Global Communications
kristin.robinson@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	4Q	4Q	% Sales Change vs. PY
	2025(1)	2024	Reported	Ex. Currency	Organic
Net sales, by segment:
Materials Group	$1,547.0	$1,472.0	5.1%	0.3%	(0.9)%
Solutions Group	724.2	713.7	1.5%	1.3%	1.3%
Total net sales	$2,271.2	$2,185.7	3.9%	0.6%	(0.2)%

				% of Sales
	4Q	4Q	%	4Q	4Q
	2025(1)	2024	Change	2025(1)	2024
Segment adjusted operating income and margins:
Materials Group	$219.3	$217.5		14.2%	14.8%
Solutions Group	81.4	81.2		11.2%	11.4%
Corporate expense	(19.2)	(18.8)
Adjusted operating income and margins (non-GAAP)	$281.5	$279.9	0.6%	12.4%	12.8%

Segment adjusted EBITDA and margins:
Materials Group	$257.4	$249.7		16.6%	17.0%
Solutions Group	128.8	127.2		17.8%	17.8%
Corporate expense	(19.2)	(18.8)
Adjusted EBITDA and margins (non-GAAP)	$367.0	$358.1	2.5%	16.2%	16.4%

Net income as reported	$166.4	$174.0	(4.4)%	7.3%	8.0%
Adjusted net income (non-GAAP)	$189.4	$191.4	(1.0)%	8.3%	8.8%

Net income per common share, assuming dilution as reported	$2.15	$2.16	(0.5)%
Adjusted net income per common share, assuming dilution (non-GAAP)	$2.45	$2.38	2.9%

Adjusted free cash flow (non-GAAP)	$302.6	$279.5

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

(1)Includes impact of four extra days in the three months ended December 31, 2025. Our 2025 fiscal year began on December 29, 2024 and ended on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

			% Sales Change vs. PY
	2025(1)	2024	Reported	Ex. Currency	Organic
Net sales, by segment:
Materials Group	$6,093.3	$6,013.0	1.3%	(0.4)%	(0.7)%
Solutions Group	2,762.2	2,742.7	0.7%	2.2%	2.2%
Total net sales	$8,855.5	$8,755.7	1.1%	0.4%	0.2%

			%	% of Sales
	2025(1)	2024	Change	2025(1)	2024
Segment adjusted operating income and margins:
Materials Group	$922.2	$924.7		15.1%	15.4%
Solutions Group	286.3	289.3		10.4%	10.5%
Corporate expense	(84.7)	(91.9)
Adjusted operating income and margins (non-GAAP)	$1,123.8	$1,122.1	0.2%	12.7%	12.8%

Segment adjusted EBITDA and margins:
Materials Group	$1,059.6	$1,055.6		17.4%	17.6%
Solutions Group	477.1	470.6		17.3%	17.2%
Corporate expense	(84.7)	(91.9)
Adjusted EBITDA and margins (non-GAAP)	$1,452.0	$1,434.3	1.2%	16.4%	16.4%

Net income as reported	$688.0	$704.9	(2.4)%	7.8%	8.1%
Adjusted net income (non-GAAP)	$746.3	$760.9	(1.9)%	8.4%	8.7%

Net income per common share, assuming dilution as reported	$8.79	$8.73	0.7%
Adjusted net income per common share, assuming dilution (non-GAAP)	$9.53	$9.43	1.1%

Adjusted free cash flow (non-GAAP)	$707.1	$699.5

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

(1)Includes impact of four extra days in the twelve months ended December 31, 2025. Our 2025 fiscal year began on December 29, 2024 and ended on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.

AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025(1)	Dec. 28, 2024	Dec. 31, 2025(1)	Dec. 28, 2024
Net sales	$2,271.2	$2,185.7	$8,855.5	$8,755.7
Cost of products sold	1,620.5	1,576.5	6,309.2	6,225.0
Gross profit	650.7	609.2	2,546.3	2,530.7
Marketing, general and administrative expense	369.2	329.3	1,422.5	1,415.3
Other expense (income), net	40.4	16.7	77.5	71.6
Interest expense	37.2	29.2	135.4	117.0
Other non-operating expense (income), net	(3.9)	(7.4)	(14.2)	(26.7)
Income before taxes	207.8	241.4	925.1	953.5
Provision for income taxes	41.4	67.4	237.1	248.6
Net income	$166.4	$174.0	$688.0	$704.9

Per share amounts:
Net income per common share, assuming dilution	$2.15	$2.16	$8.79	$8.73

Weighted average number of common shares outstanding, assuming dilution	77.4	80.4	78.3	80.7
(1)Schedules A-1 to A-8 include impact of four extra days in the three and twelve months ended December 31, 2025. Our 2025 fiscal year began on December 29, 2024 and ended on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.

-more-

AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(UNAUDITED)
ASSETS	Dec. 31, 2025	Dec. 28, 2024
Current assets:
Cash and cash equivalents	$202.8	$329.1
Trade accounts receivable, net	1,503.9	1,466.2
Inventories	975.8	978.1
Other current assets	307.8	305.3
Total current assets	2,990.3	3,078.7
Property, plant and equipment, net	1,607.7	1,586.7
Goodwill and other intangibles resulting from business acquisitions, net	3,100.0	2,731.5
Deferred tax assets	125.3	110.0
Other assets	978.4	897.3
Total assets	$8,801.7	$8,404.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt and finance leases	$522.9	$592.3
Accounts payable	1,261.7	1,340.7
Other current liabilities	869.0	929.6
Total current liabilities	2,653.6	2,862.6
Long-term debt and finance leases	3,210.0	2,559.9
Other long-term liabilities	696.0	669.4
Shareholders' equity:
Common stock	124.1	124.1
Capital in excess of par value	834.3	840.6
Retained earnings	5,597.5	5,151.2
Treasury stock at cost	(3,904.1)	(3,347.5)
Accumulated other comprehensive loss	(409.7)	(456.1)
Total shareholders' equity	2,242.1	2,312.3
Total liabilities and shareholders' equity	$8,801.7	$8,404.2
-more-

AVERY DENNISON CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024
Operating Activities
Net income	$688.0	$704.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	206.4	197.1
Amortization	121.8	115.1
Provision for credit losses and sales returns	51.2	47.4
Stock-based compensation	27.9	28.7
Deferred taxes and other non-cash taxes	(19.9)	(18.5)
Other non-cash expense and loss (income and gain), net	48.8	67.2
Changes in assets and liabilities and other adjustments	(242.8)	(203.1)
Net cash provided by operating activities	881.4	938.8

Investing Activities
Purchases of property, plant and equipment	(169.0)	(208.8)
Purchases of software and other deferred charges	(31.4)	(31.0)
Purchases of Argentine Blue Chip Swap securities	---	(34.2)
Proceeds from sales of Argentine Blue Chip Swap securities	---	24.0
Proceeds from sales of property, plant and equipment	22.6	0.6
Proceeds from insurance and sales (purchases) of investments, net	3.5	10.1
Proceeds from settlement of net investment hedges	6.2	---
Payments for settlement of net investment hedges	(26.1)	---
Payments for acquisitions, net of cash acquired, and venture investments	(401.8)	(3.8)
Net cash used in investing activities	(596.0)	(243.1)

Financing Activities
Net increase (decrease) in borrowings with maturities of three months or less	422.5	(269.0)
Additional long-term borrowings	576.5	539.2
Repayments of long-term debt and finance leases	(559.4)	(308.1)
Dividends paid	(288.4)	(277.5)
Share repurchases	(572.3)	(247.5)
Net (tax withholding) proceeds related to stock-based compensation	(12.8)	(8.4)
Proceeds from settlement of fair value hedges	32.8	---
Payments for settlement of fair value hedges	(13.5)	---
Other	(0.3)	(4.8)
Net cash used in financing activities	(414.9)	(576.1)

Effect of foreign currency translation on cash balances	3.2	(5.5)
Increase (decrease) in cash and cash equivalents	(126.3)	114.1
Cash and cash equivalents, beginning of year	329.1	215.0
Cash and cash equivalents, end of year	$202.8	$329.1

-more-

Reconciliation of Non-GAAP Financial Measures from GAAP
We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparisons with the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Reconciliations of our non-GAAP financial measures from the most directly comparable GAAP financial measures are provided in accordance with Regulations G and S-K.
Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture and other investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.
We use the non-GAAP financial measures described below in the accompanying news release.
Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustments for transitional reporting of highly inflationary economies and the reclassification of sales between segments. Additionally, where applicable, sales change ex. currency is also adjusted for the estimated impact of extra days in our fiscal year and the calendar shift resulting from extra days in the prior fiscal year. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current-period average exchange rates to exclude the effect of foreign currency fluctuations. Our 2025 fiscal year began on December 29, 2024 and ended on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.
Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.
We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.
Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items.
Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.
Adjusted operating margin refers to adjusted operating income as a percentage of net sales.
Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.
Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.
Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.
Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.
We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.
Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.
Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, less payments for software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases and acquisitions.
-more-

A-5

AVERY DENNISON CORPORATION
PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP
(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024	Dec. 31, 2025	Dec. 28, 2024
Reconciliation of non-GAAP operating and EBITDA margins from GAAP:
Net sales	$2,271.2	$2,185.7	$8,855.5	$8,755.7
Income before taxes	$207.8	$241.4	$925.1	$953.5
Income before taxes as a percentage of net sales	9.1%	11.0%	10.4%	10.9%
Adjustments:
Interest expense	$37.2	$29.2	$135.4	$117.0
Other non-operating expense (income), net	(3.9)	(7.4)	(14.2)	(26.7)
Operating income before interest expense, other non-operating expense (income) and taxes	$241.1	$263.2	$1,046.3	$1,043.8
Operating margins	10.6%	12.0%	11.8%	11.9%

As reported net income	$166.4	$174.0	$688.0	$704.9
Adjustments:
Restructuring charges, net of reversals:
Severance and related costs, net of reversals	23.1	13.2	43.2	35.4
Asset impairment and lease cancellation charges	1.4	3.1	4.0	6.5
(Gain) loss on venture and other investments, net	8.5	(0.5)	23.3	19.2
Outcomes of legal matters and settlements, net	4.5	0.3	9.2	0.5
Losses from Argentine peso remeasurement and Blue Chip Swap transactions	1.2	0.6	5.6	16.4
Transaction and related costs	3.1	---	5.1	0.3
(Gain) loss on sales of assets	(1.4)	---	(12.9)	---
Interest expense	37.2	29.2	135.4	117.0
Other non-operating expense (income), net(1)	(3.9)	(7.4)	(14.2)	(26.7)
Provision for income taxes	41.4	67.4	237.1	248.6
Adjusted operating income (non-GAAP)	$281.5	$279.9	$1,123.8	$1,122.1
Adjusted operating margins (non-GAAP)	12.4%	12.8%	12.7%	12.8%
Depreciation and amortization	$85.5	$78.2	$328.2	$312.2
Adjusted EBITDA (non-GAAP)	$367.0	$358.1	$1,452.0	$1,434.3
Adjusted EBITDA margins (non-GAAP)	16.2%	16.4%	16.4%	16.4%

Reconciliation of non-GAAP net income from GAAP:
As reported net income	$166.4	$174.0	$688.0	$704.9
Adjustments:
Restructuring charges and other items	40.4	16.7	77.5	78.3
Argentine interest income	(0.2)	(0.1)	(0.4)	(4.5)
Pension plan settlement loss (gain)	---	(0.4)	---	(0.1)
Tax effect on restructuring charges and other items, and impact of adjusted tax rate	(17.2)	1.2	(18.8)	(17.7)
Adjusted net income (non-GAAP)	$189.4	$191.4	$746.3	$760.9
(1)Includes Argentine interest income of $.2 and $.4 for the three and twelve months ended December 31, 2025, respectively, and $.1 and $4.5 for the three and twelve months ended December 28, 2024, respectively.

-more-

(continued)
AVERY DENNISON CORPORATION
PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP
(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024	Dec. 31, 2025	Dec. 28, 2024
Reconciliation of non-GAAP net income per common share from GAAP:
As reported net income per common share, assuming dilution	$2.15	$2.16	$8.79	$8.73
Adjustments per common share, net of tax:
Restructuring charges and other items	0.52	0.21	0.99	0.97
Argentine interest income	---	---	(0.01)	(0.05)
Tax effect on restructuring charges and other items, and impact of adjusted tax rate	(0.22)	0.01	(0.24)	(0.22)
Adjusted net income per common share, assuming dilution (non-GAAP)	$2.45	$2.38	$9.53	$9.43
Weighted average number of common shares outstanding, assuming dilution	77.4	80.4	78.3	80.7
Our adjusted tax rate was 23.6% and 25.5% for the three and twelve months ended December 31, 2025, respectively, and 25.7% and 25.9% for the three and twelve months ended December 28, 2024, respectively.

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024	Dec. 31, 2025	Dec. 28, 2024
Reconciliation of non-GAAP free cash flow from GAAP:
Net cash provided by operating activities(1)	$376.8	$351.2	$881.4	$938.8
Purchases of property, plant and equipment	(67.1)	(69.5)	(169.0)	(208.8)
Purchases of software and other deferred charges	(8.5)	(8.9)	(31.4)	(31.0)
Purchases of Argentine Blue Chip Swap securities	---	---	---	(34.2)
Proceeds from sales of Argentine Blue Chip Swap securities	---	---	---	24.0
Proceeds from sales of property, plant and equipment	2.4	0.2	22.6	0.6
Proceeds from insurance and sales (purchases) of investments, net	(1.0)	6.5	3.5	10.1
Adjusted free cash flow (non-GAAP)	$302.6	$279.5	$707.1	$699.5
(1)Net cash provided by operating activities for the twelve months ended December 28, 2024 included payment associated with the settlement of a significant legal matter, net of taxes. The full-year 2024 cash payment, net of cash tax benefit, related to this settlement was $56.6.

-more-

AVERY DENNISON CORPORATION
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions, except %)
(UNAUDITED)

	NET SALES
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024	Dec. 31, 2025	Dec. 28, 2024
Materials Group	$1,547.0	$1,472.0	$6,093.3	$6,013.0
Solutions Group	724.2	713.7	2,762.2	2,742.7
Total net sales	$2,271.2	$2,185.7	$8,855.5	$8,755.7

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 28, 2024	Dec. 31, 2025	Dec. 28, 2024
Materials Group
Operating income, as reported	$198.7	$217.0	$890.6	$884.3
Adjustments:
Restructuring charges, net of reversals:
Severance and related costs, net of reversals	13.4	0.1	21.1	5.6
Asset impairment and lease cancellation charges	---	---	1.8	0.1
(Gain) loss on venture and other investments, net	4.2	(0.5)	7.4	17.0
Losses from Argentine peso remeasurement and Blue Chip Swap transactions	1.2	0.6	5.6	16.4
Transaction and related costs	3.1	---	5.1	---
Outcomes of legal matters and settlements, net	---	0.3	3.0	1.3
(Gain) loss on sales of assets	(1.3)	---	(12.4)	---
Adjusted operating income (non-GAAP)	$219.3	$217.5	$922.2	$924.7
Depreciation and amortization	38.1	32.2	137.4	130.9
Adjusted EBITDA (non-GAAP)	$257.4	$249.7	$1,059.6	$1,055.6

Operating margins, as reported	12.8%	14.7%	14.6%	14.7%
Adjusted operating margins (non-GAAP)	14.2%	14.8%	15.1%	15.4%
Adjusted EBITDA margins (non-GAAP)	16.6%	17.0%	17.4%	17.6%

Solutions Group
Operating income, as reported	$61.2	$65.1	$247.3	$251.8
Adjustments:
Restructuring charges, net of reversals:
Severance and related costs, net of reversals	9.6	13.1	21.3	29.5
Asset impairment and lease cancellation charges	1.4	3.0	2.1	6.3
(Gain) loss on venture and other investments, net	4.3	---	10.9	2.2
Outcomes of legal matters and settlements, net	5.0	---	5.2	(0.8)
(Gain) loss on sales of assets	(0.1)	---	(0.5)	---
Transaction and related costs	---	---	---	0.3
Adjusted operating income (non-GAAP)	$81.4	$81.2	$286.3	$289.3
Depreciation and amortization	47.4	46.0	190.8	181.3
Adjusted EBITDA (non-GAAP)	$128.8	$127.2	$477.1	$470.6

Operating margins, as reported	8.5%	9.1%	9.0%	9.2%
Adjusted operating margins (non-GAAP)	11.2%	11.4%	10.4%	10.5%
Adjusted EBITDA margins (non-GAAP)	17.8%	17.8%	17.3%	17.2%
-more-

AVERY DENNISON CORPORATION
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions, except ratios)
(UNAUDITED)

	QTD
	1Q25	2Q25	3Q25	4Q25
Reconciliation of non-GAAP EBITDA from GAAP:
As reported net income	$166.3	$189.0	$166.3	$166.4
Other expense (income), net	19.9	0.5	16.7	40.4
Interest expense	30.9	34.0	33.3	37.2
Other non-operating expense (income), net	(3.3)	(3.3)	(3.7)	(3.9)
Provision for income taxes	60.7	66.5	68.5	41.4
Depreciation and amortization	77.9	80.8	84.0	85.5
Adjusted EBITDA (non-GAAP)	$352.4	$367.5	$365.1	$367.0

Total Debt				$3,732.9
Less: Cash and cash equivalents				202.8
Net Debt				$3,530.1
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.4
*LTM = Last twelve months (1Q25 to 4Q25)
-more-

AVERY DENNISON CORPORATION
PRELIMINARY SUPPLEMENTARY INFORMATION
(UNAUDITED)

	Three Months Ended
	Dec. 31, 2025
	Total Company	Materials Group	Solutions Group
Reconciliation of non-GAAP organic sales change from GAAP:
Reported net sales change	3.9%	5.1%	1.5%
Reclassification of sales between segments	---	(0.7)%	1.5%
Foreign currency translation	(1.7)%	(2.6)%	0.0%
Impact of extra days	(1.5)%	(1.5)%	(1.6)%
Sales change ex. currency (non-GAAP)(1)	0.6%	0.3%	1.3%
Acquisitions	(0.8)%	(1.2)%	---
Organic sales change (non-GAAP)(1)	(0.2)%	(0.9)%	1.3%
(1) Totals may not sum due to rounding.
	Twelve Months Ended
	Dec. 31, 2025
	Total Company	Materials Group	Solutions Group
Reconciliation of non-GAAP organic sales change from GAAP:
Reported net sales change	1.1%	1.3%	0.7%
Reclassification of sales between segments	---	(0.7)%	1.7%
Foreign currency translation	(0.3)%	(0.6)%	0.3%
Impact of extra days	(0.4)%	(0.4)%	(0.4)%
Sales change ex. currency (non-GAAP)(1)	0.4%	(0.4)%	2.2%
Acquisitions	(0.2)%	(0.3)%	---
Organic sales change (non-GAAP)(1)	0.2%	(0.7)%	2.2%
(1) Totals may not sum due to rounding.